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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Smith Micro Software, Inc. on Form S-8 of our reports dated February 8, 2000, appearing in the Annual Report on Form 10-K of Smith Micro Software, Inc. for the year December 31, 1999.




/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Costa Mesa, California
June 22, 2000